EXHIBIT 10.2

HASBRO, INC.

2003 STOCK INCENTIVE PERFORMANCE PLAN

STOCK OPTION AGREEMENT FOR EMPLOYEES

[Insert date] GRANT

AGREEMENT, made effective as of _____________, by and between HASBRO, INC., a Rhode Island corporation (the "Company") and ___________, an individual residing at ________________ ("Optionee").

WHEREAS, Optionee is an employee of the Company or of a direct or indirect subsidiary of the Company and is eligible to participate in the Company's 2003 Stock Incentive Performance Plan, as amended (the "Plan"), and

WHEREAS, the Compensation Committee (the "Committee") of the Board of Directors of the Company (the "Board") acting in accordance with the provisions of the Plan granted to Optionee a non-qualified stock option to purchase _____________ (___________) shares of Common Stock of the Company, par value $.50 per share (the "Common Stock"), at a price determined by said Committee to be not less than the fair market value of such Common Stock on the date of said grant, subject to and upon the terms and conditions set forth in the Plan and as hereinafter set forth.

NOW, THEREFORE, in consideration of the premises and other good and valuable consideration, the parties hereto agree as follows:

W I T N E S S E T H:

1.

The Company confirms the grant by the Committee to the Optionee on _______________, pursuant to the Plan, a copy of which is annexed hereto as Appendix A and the provisions of which are incorporated herein as if set forth in full, of a stock option to purchase all or any part of the number of shares of Common Stock (the "Shares"), described in Paragraph 2 below (the "Option"), subject to and upon the terms and conditions set forth in the Plan and the additional terms and conditions hereinafter set forth.  The Option is evidenced by this Agreement.  In the event of any inconsistency between the provisions of this Agreement and the provisions of the Plan, the provisions of the Plan shall govern. Terms used herein and not otherwise defined shall have the meaning set forth in the Plan.

2.

This Agreement relates to an Option to purchase () shares at an exercise price of $___________ per share (the "Exercise Price Per Share").  (Hereinafter, the term "Exercise Price" shall mean the Exercise Price Per Share multiplied by the number of shares being exercised.)  Subject to the provisions of the Plan and of this Agreement, the Optionee shall be entitled to exercise the Option on a cumulative basis until the day preceding the seventh anniversary of the date of the grant in accordance with the following schedule:

Cumulative

Percent of Option

Period

Exercisable

In determining the number of shares exercisable in accordance with the above table, fractional shares shall be disregarded.

3.

 In the event that Optionee wishes to purchase any of the shares then purchasable under the Option as provided in Paragraph 2 hereof, Optionee shall deliver or shall transmit  to the Company or to the Company’s designee, at the Company's then principal office or such other location as is designated by the Company, a written notice, substantially in the form attached hereto as Appendix B, as the same may be amended or supplemented from time to time by the Company, signed by Optionee, together with a check payable to Hasbro, Inc., (or accompanied by wire transfer to such account of the Company as the Company may designate) in United States dollars, in the aggregate amount of the Exercise Price, or shares of Common Stock held by the Optionee for at least six (6) months (duly endorsed to the Company or accompanied by an executed stock power, in each case with signatures guaranteed by a bank or broker if required by the Company) having a Fair Market Value (as defined in the Plan) equal to the Exercise Price, or a combination of such shares having a Fair Market Value less than the Exercise Price and a check in United States dollars for the balance of the Exercise Price, all as more fully described in said Appendix B.

Unless an Optionee shall have made advance alternative arrangements satisfactory to the Company, or the Company’s designee, each Optionee shall deliver to the Company or its designee, together with the written notice of exercise and payment of the Exercise Price as aforesaid, a check payable to Hasbro, Inc., or a wire transfer to such account of the Company as the Company may designate, in United States dollars, in the amount of any withholding required by law for any and all federal, state, local or foreign taxes payable as a result of such exercise.  Each Optionee shall consult with the Company or the Company’s designee in advance of the exercise so as to determine the amount of withholding taxes due.  An Optionee may also elect to satisfy any withholding taxes payable as a result of such exercise (the "Taxes"), in whole or in part, either (i) by having the Company withhold from the shares of Common Stock to be issued upon exercise of the Option or (ii) delivering to the Company shares of Common Stock already owned by the Optionee and held by the Optionee for at least six (6) months (represented by stock certificates duly endorsed to the Company or accompanied by an executed stock power in each case with signatures guaranteed by a bank or broker to the extent required by the Company), in each case in an amount whose Fair Market Value on the date of exercise is either equal to the Taxes or less than the Taxes, provided that a check payable to Hasbro, Inc., or a wire transfer to such account of the Company as the Company may designate, in United States dollars for the balance of the Taxes is also delivered to the Secretary, or his designee, at the time of exercise, all as more fully described in said Appendix B.

In addition, the Optionee shall comply with such other requirements and provide such additional information and documentation as is reasonably required by the Company, or the Company’s designee, to process any exercise of this option and resulting delivery of shares.  As soon as practicable after receipt of the notice of exercise, Exercise Price, Taxes, and such other information and documentation as the Company or its designee shall require, the Company or its designee shall deliver or cause to be delivered to Optionee the shares in respect of which the Option was so exercised (less any shares deducted to pay Taxes in accordance with Optionee's election).

4.

(a)   If an Optionee who is an employee of the Company or of a direct or indirect subsidiary of the Company retires at his Normal Retirement Date (as defined below), or an Optionee with at least one year of Credited Service of the Company suffers a permanent physical or mental disability (as defined below) or dies, in each case without the Optionee having fully exercised any Option granted to the Optionee, then the Optionee, the executor, administrator or trustee of the Optionee’s estate, or the Optionee’s legal representative, as the case may be, shall have the right to exercise any Option under the Plan, for a period of not more than one (1) year after such retirement, such disability, or in the case of death, the appointment and qualification of such executor, administrator or trustee, unless the Committee shall extend (it being understood that any determination as to whether or not to extend the exercise period for an Option will be made by the Committee in its sole discretion) the time for exercise of the Option (except that in no event other than death may such Option be exercised, nor shall any such extension by the Committee allow for exercise, later than the day preceding the seventh anniversary of the date of the grant of such Option).  In each such case, the Option will be exercisable with respect to all or any part of the number of shares to which the Option relates, whether or not said Option was fully exercisable in accordance with the schedule set forth in Section 2 of this Agreement as of the date of such retirement, disability or death.  Optionee understands that among the factors to be considered by the Committee in making its decision hereunder is whether or not Optionee has executed a "covenant not to compete," in a form approved by the Board or the Committee, relating to the period subsequent to Optionee's retirement. Thereafter, such Option, to the extent not so exercised during such one-year period, or any extended exercise period provided for by the Committee, shall be deemed to have expired regardless of the expiration date otherwise specified in Section 2 hereof.

(b)

If an Optionee who is an employee of the Company or of a direct or indirect subsidiary of the Company retires at an Early Retirement Date (as defined below), without the Optionee having fully exercised any Option granted to him, the Optionee shall have the right to exercise the unexercised portion of any Option theretofore granted, but only to the extent said Option was then exercisable in accordance with the schedule set forth in Section 2 of this Agreement, for a period of not more than three (3) months after the date of early retirement, unless the Committee shall extend (it being understood that any determination as to whether or not to extend the exercise period for an Option will be made by the Committee in its sole discretion) the time for exercise of the Option (but in no event shall the exercise period extend beyond the day preceding the seventh anniversary of the date of grant of the Option) or shall approve an increase in the number of shares exercisable upon or following early retirement (it being further understood that any determination whether or not to increase the number of shares exercisable upon or following retirement will also be made by the Committee in its sole discretion), notwithstanding the schedule set forth in Section 2 hereof, or any combination of the foregoing.  Optionee understands that among the factors to be considered by the Committee in making its decision hereunder is whether or not Optionee has executed a "covenant not to compete," in a form approved by the Board or the Committee, relating to the period subsequent to Optionee's early retirement. Thereafter, the Option, to the extent not exercised during such three-month period, or such longer period as may have been approved by the Committee, shall be deemed to have expired, regardless of the expiration date otherwise specified in Section 2 hereof.

(c)

If an Optionee ceases to be employed by the Company or by a direct or indirect subsidiary of the Company for any reason other than the reasons set forth in subsections (a) and (b) of this Section 4, he shall have the right to exercise the unexercised portion of any Option theretofore granted to Optionee, but only to the extent said Option was then exercisable in accordance with the schedule set forth in Section 2 of this Agreement as of the date of termination, for a period of not more than three (3) months after any such termination, but not, in any event, later than the day preceding the seventh anniversary date of the grant of such Option.  Thereafter, such Option, to the extent not so exercised during such three-month period, shall be deemed to have expired, regardless of the expiration date otherwise specified in Section 2 hereof.

For purposes of subsections (a) and (b) above:

*

"Credited Service" shall mean:  the period of an Optionee's employment considered in determining whether the Optionee is eligible to receive benefits upon termination of employment.

*

"Early Retirement Date" shall mean:  the day on which an Optionee who has attained age fifty-five (55), but has not reached age sixty-five (65), with ten (l0) or more years of Credited Service, retires.  An Optionee is eligible for early retirement on the first day of the calendar month coincidental with or immediately following the attainment of age fifty-five (55) and the completion of ten (l0) years of Credited Service, and "early retirement" shall mean retirement by an eligible Optionee at the Early Retirement Date.

*

"Normal Retirement Date" shall mean:  the day on which an Optionee who has attained age sixty-five (65) with five (5) or more years of Credited Service, retires. An Optionee is eligible for normal retirement on the first day of the calendar month coincident with or immediately following the Optionee's attainment of age sixty-five (65) and completion of five (5) or more years of Credited Service, and "normal retirement" shall mean the retirement by an eligible Optionee at the Normal Retirement Date.

*

"permanent physical or mental disability" shall mean:  an Optionee's inability to perform his or her job or any position which the Optionee can reasonably perform with his or her background and training by reason of any medically determinable physical or mental impairment which can be expected to result in death or to be of long, continued and indefinite duration.

5.

The adjustment provisions set forth in Section 8 of the Plan shall apply to this Option.

6.

This Option shall not be transferable by the Optionee, in whole or in part, except in accordance with Section 7 of the Plan, and shall be exercisable only as hereinbefore provided.  Any purported assignment, transfer, pledge, hypothecation or other disposition of the Option or any interest therein contrary to the provisions of the Plan, and the levy of any execution to, or the attachment or similar process upon, the Option or any interest therein, shall be null and void and without effect.

7.

Subject to the applicable provisions of the Plan, and particularly to Section 7 of the Plan, this Agreement shall be binding upon and shall inure to the benefit of Optionee, Optionee's successors and permitted assigns, and the Company and its successors and assigns.

8.

This Agreement shall be construed and enforced in accordance with the internal laws of the State of Rhode Island and Providence Plantations and applicable Federal law.

IN WITNESS WHEREOF, the Company and the Optionee have duly executed this Agreement effective as of the day and year first above written.

ATTEST:

HASBRO, INC.

By: _________________________

By: _________________________

,

,

Senior Vice President,

President and Chief Executive

General Counsel and Secretary

Officer

By: _________________________

Optionee